UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2024
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 7, 2024, in an effort to streamline its organization, Fastly, Inc. (the “Company”) committed to a restructuring plan to reduce expenses (the “Plan”), including a reduction of our global headcount by approximately 11% of our global full time employees. In connection with the Plan, the Company currently estimates it will incur a charge of between approximately $9.5 million to $10.0 million in the third quarter of 2024, which consists primarily of cash expenditures for severance payments, employee benefits, and related costs for the reduction in force and excludes an immaterial amount of non-cash charges associated with stock-based compensation. The Company expects that the headcount reductions, including related cash payments, will be substantially complete by the end of the fiscal year ending December 31, 2024. The estimates of expenses that the Company expects to incur in connection with the Plan are subject to a number of assumptions and actual results may differ materially. The Company may also incur additional expenses not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including our future results of operations or financial condition, our plans to improve operational efficiencies, timing and charges associated with our initiatives, our business strategy and plans, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “potential,” “project,” or “will” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this Current Report on Form 8-K.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our future financial and operating performance, including our outlook and guidance, our operating performance, our ability to innovate, the success of our products and product enhancements, our customer acquisition and go-to-market efforts, our ability to monetize, and our ability to deliver on our long-term strategy, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission which is available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts and macroeconomic conditions, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	August 8, 2024	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer